INTEGRATED LIVING COMMUNITIES, INC.
                            10065 Red Run Boulevard
                             Owings Mills, MD 21117


                                           March 21, 1996
                                                 --

Lori Zito d/b/a Elderly Development Company
31-B Red Hill Circle
Tiburon, CA 94920

              Re: Options to Receive Assignments of Various Land Contracts
                  --------------------------------------------------------
Dear Ms. Zito:

         This letter agreement is intended to acknowledge and evidence the agreement between yourself (d/b/a Elderly Development Company) ("Zito"), and the undersigned, Integrated Living Communities, Inc. ("ILC"), with respect to the various contracts and agreements described in Exhibit A annexed hereto (each, a "Contract and collectively the "Contracts"), entered into by Zito, as purchaser/optionee, and various property owners, as sellers/optionor, concerning the sale of various parcels of real property which are more particularly described in the Contracts (each, a "Property" and collectively, the "Properties"). Zito and ILC hereby agree as follows:

        1. Zito hereby grants and conveys to ILC an irrevocable and exclusive right and option ("Option") with respect to each of the Contracts to receive an assignment of all of the purchasers right, title and interest in, to and under any and all of the Contracts, from Zito upon the following terms and conditions.

        2. The Option with respect to a Contract may be exercised by ILC in the manner herein specified at any time prior to the last date on which a closing of title ("Closing") can take place under, and pursuant to, that Contract. The period during which an Option may be exercised with respect to a particular Contract is herein referred to as the "Option Period".

        3. ILC shall exercise an Option with respect to a particular Contract by giving notice thereof, written or oral, (the "Exercise Notice") to Zito at any time during the applicable Option Period.

        4. Upon ILC's request following the giving of the Exercise Notice with respect to a Contract and at or before the Closing under such Contract, Zito shall assign such Contract to ILC, or to any person or entity designated by ILC to receive such assignment, which assignment shall be in form and content acceptable to ILC.

        5. ILC shall pay to Zito, in consideration of the assignment of a Contract to ILC, a purchase price (the "Purchase Price") equal to the sum of (i) the aggregate amounts theretofore paid as deposits or down payments by Zito under such Contract on account of the

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INTEGRATED LIVING COMMUNITIES, INC.                                March 21 1996
                                                                         --

              purchase price required to be paid thereunder by the purchaser at the Closing and not theretofore reimbursed or returned to Zito, and (ii) all costs and expenses theretofore incurred by Zito in connection with the development of the Property which is the subject of such Contract, which costs and expenses were funded under the hereinafter defined Loan Agreement, plus, in the event the Option is being exercised as to all of the Contracts not theretofore assigned pursuant to this letter agreement, accrued interest (not yet due and payable) on such principal balance ("Interest") pursuant to the Revolving Credit and Security Agreement dated February 29, 1996 between Zito, as Borrower, and Integrated Health Services Retirement Management, Inc. ("IHSL"), as Lender (the "Loan Agreement "). The entire Purchase Price will be payable at the Closing.

        6. The parties hereto acknowledge that as of the date hereof the Contracts are encumbered by a blanket lien and security interest in favor of IHSL pursuant to the Loan Agreement and that it is intended that each Contract as to which the Option is exercised shall be assigned to ILC or its designee free and clear of all liens, encumbrances and security interests. Accordingly, in order to facilitate such an assignment, (i) Zito hereby directs that payment of the Purchase Price be made directly to IHSL for application by IHSL in reduction of the principal balance due under the Loan Agreement [and accrued and unpaid interest thereon] and (4) IHSL by its signature below agrees that upon its receipt of an amount equal to the Purchase Price in connection with an assignment of a Contract to ILC or its designee, IHSL will release such Contract from the lien and security interest created under the Loan Agreement and will apply said amount in reduction of the principal balance of the Loan Agreement and, in the event that all of the Contracts or the last remaining Contract(s) encumbered by such lien and security interest is being assigned, accrued and unpaid interest on such principal balance as aforesaid, upon, and only upon, the assignment of the Contract. It is understood and agreed that the validity of the Loan Agreement, the continuing lien and security interest created thereunder on any and all unassigned Contracts and the obligations of Zito thereunder shall in no way be terminated, affected or impaired by reason of the release, exchange, substitution and/or subordination by IHSL of the lien and security interest on the assigned Contract or the failure by IHSL to exercise, or its delay in exercising any right or remedy it may have with respect to such lien and security interest on such Contract.

        7. The consummation of the assignment of a Contract by Zito shall occur at the offices of the attorney for ILC on the date as designated by ILC in the Exercise Notice (the "Closing Date"). At the closing, Zito shall execute and deliver to ILC, or to any person or entity designated by ILC to receive such assignment, an assignment of all right, title and interest of the purchaser under the Contract, free and clear of all liens and encumbrances whatsoever.

        8. Zito hereby further covenants and agrees that from and after the date hereof Zito shall not take any action under any of the Contracts without the prior written consent of ILC.



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



INTEGRATED LIVING COMMUNITIES, INC.                               March 21, 1996
                                                                        --

        9. The rights and obligations of ILC hereunder shall be assignable. The parties to this letter agreement mutually agree that it shall be binding upon and enure to the benefit of the parties hereto, their successors and assigns.

        10. Any amendment to this letter agreement shall not be binding upon any of the parties hereto unless such amendment is in writing and executed by all parties hereto. The parties hereto agree that such documents as may be legally necessary or otherwise appropriate to carry out the terms of this letter agreement shall be executed and delivered by each party at or before the closing.

        If the above terms are acceptable, kindly so indicate by executing this letter agreement and its enclosed counterparts and returning it to the undersigned.

                                                 Very truly yours,

                                                 INTEGRATED LIVING
                                                 COMMUNITIES, INC.

ACKNOWLEDGED AND AGREED                          By:  /s/Edward J. Komp
TO AS OF THE DATE FIRST SET                           ----------------------
FORTH ABOVE                                           Name:  Edward J. Komp
                                                      Title: CEO

/s/Lori Zito
- ---------------------------------
Lori Zito, d/b/a Elderly
Development Company.



Lender under the
- ----------------
Loan Agreement
- --------------

INTEGRATED HEALTH
SERVICES RETIREMENT
MANAGEMENT, INC.


By:  /s/Eleanor C. Harding
     ------------------------------
     Name:  Eleanor C. Harding
     Title: SVP - Finance






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



                                    EXHIBIT A


  Sale-Purchase Agreement and Joint Escrow Instructions,  dated            1996,
  between MI H. MIN, as Seller, and LORI ZITO D/B/A ELDERLY DEVELOPMENT COMPANY, as Purchaser, concerning the purchase and sale of approximately five acres of real property located on Vista Del Sol in Rancho Mirage, County of Riverside, State of California and more particularly described therein.

  Sale-Purchase  Agreement and Joint Escrow  Instructions,  dated          1996,
  between LINDA HANADA, as Seller, and LORI ZITO D/B/A ELDERLY DEVELOPMENT COMPANY, as Purchaser, concerning the purchase and sale of approximately 2.3 acres of real property located at 8507 Magnolia Street, Riverside, County of Riverside, State of California and more particularly described therein.


  Sale-Purchase Agreement and Joint Escrow Instructions, dated March 13, 1996, between LOUIS CORBO and PATRICIA A. CORBO, as Sellers, and LORI ZITO D/B/A ELDERLY DEVELOPMENT COMPANY, as Purchaser, concerning the purchase and sale of approximately 1.37 acres of real property located at the southeast corner of 30th Street and "G" Street, San Bernardino, County of San Bernardino, State of California and more particularly described therein.


  Sale-Purchase Agreement and Joint Escrow Instructions, dated             1996,
  between AUGUSTUS F. BARNES, GEORGINA BARNES, BEVERLY DEAN BOWMAN, ALBERTA LYNNE BOWMAN, MARIA H. JOHANSEN and NORMAN F. JOHANSEN, as Sellers, and LORI ZITO D/B/A ELDERLY DEVELOPMENT COMPANY, as Purchaser, concerning the purchase and sale of real property described as Parcel 2 of Parcel Map 14588, located in the City of Escondido, County of San Diego, State of California, and more particularly described therein.

  Option Agreement dated January 27, 1995, between reorganized PROPERTY MORTGAGE CO., INC., as Optioner, and LORI ZITO, as Optionee, concerning the purchase and sale of real property located in the County of Orange, State of California, commonly known as 4792 Lakeview Avenue, Yorba Linda, California and more particularly described therein.




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